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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) July 31, 1998
                               AHL Services, Inc.
             (Exact name of registrant as specified in its charter)


             Georgia                      0-22195                58-2277249
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(State or other jurisdiction of  (Commission File Number)      (IRS Employer
         incorporation)                                      Identification No.)


3353 Peachtree Road, NE, Atlanta, Georgia                         30326
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code    (404) 267-2222
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                       This document consists of 3 pages.
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Item 2. Acquisition or Disposition of Assets.

        On July 31, 1998, a wholly owned subsidiary of AHL Services, Inc. (the "Registrant") acquired EMD Gesellschaft fur Elektroinstallation-und Maschinenbau-Dienstleistungen GmbH ("EMD") for a cash purchase price of approximately $42 million all of which was provided by the Registrant's credit facility with a syndicate of banks.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Businesses Acquired:

        Financial statements of EMD will be filed in a Current Report on Form 8-K/A within the permitted time period.

        (b) Pro Forma Financial Information:

        Pro Forma financial statements of EMD will be filed in a Current
          Report on Form 8-K/A within the permitted time period.

        (c) Exhibits:

         2.1 - Share Purchase Agreement, dated as of June 28, 1998, between and among Mr. Volker Zahn, Mr. Dirk Schrecker, Ms. Judith Schrecker, Mr. Jan Schrecker, Mr. Kurt Wolf, Ms. Birgit Webster,
               Mr. Albrecht Kerschbaumer, ADI Holding GmbH, ADI Management GmbH, and ADI Beteiligungs GmbH.



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                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 AHL Services, Inc.
                                 (Registrant)

Date:  August 17, 1998           By: /s/ David L. Gamsey
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                                     David L. Gamsey
                                     Vice President and Chief Financial Officer
                                     (On behalf of the Registrant and as Chief
                                     Accounting Officer)